Exhibit 10.5

Plant Lease Contract

Leaseholder (Party A): Dongguan Xinchengyuan Property Management Co., Ltd.

Legal representative: Ma Huaiyin

Contact person: Liang Hui

Tel: []

Email: N/A

Address: Room 108, No. 6, Fifth Street, Yinsha Road, Shabian, Chang'an Town, Dongguan

Lessee (Party B): Shenzhen Semidux Technologies Limited

Tax identification Number: []

Address: Room 2601-2607 Holdfound Sky Plaza, No. 11008 Beihuan Avenue, Nanshan District, Shenzhen

Contact Person: He Qiuhong

Tel: []

Email: []

In accordance with the Civil Code of the People's Republic of China and other relevant laws and regulations, Party A and Party B hereby agree upon the following terms and conditions through friendly negotiation for mutual compliance.

Article 1: Location, area, function and use of the lease item

1. Party A’s lease shall be located at the fourth floor of Building A, No. 335 Jie South Road, Xiaojieyao, Humen Town, Dongguan, Guangdong Province, 2200 square meters (the unified address and name of the industrial park is No. 1, 4th Floor, Building A). The total leased area shall include: shared area for public use, open space and parking space. The final interpretation of the public area shall be reserved by Party A.

2. The functions of the Lease are R&D, production and warehouse; Party B shall not change the use and function of the lease Item, otherwise Party B shall be deemed to be in breach of the contract.

3. The Lease Item shall be wholly leased and managed by Party B. Party A delivers the lease to Party B “as is,” and Party B has fully understood the status quo and has no objection.

4. Party B shall apply for the relevant business license from the Industrial and Commercial Bureau for legal operation from the date of lease, and Party A shall be obliged to assist Party B in the process, but all expenses incurred thereby shall be borne by Party B.

Article 2: Lease Term

1. The lease term is 1 year, which is from June 1st, 2024 to May 31st, 2025.

2. Upon expiration of the lease term, if Party B wishes to renew the lease, it shall submit a written application to Party A three months prior to the expiration of the lease term. With Party A's approval, Party A and Party B shall re-sign a lease agreement regarding relevant leasing matters. Under the same lease conditions, Party B shall have the priority to re-sign the lease contract.

Article 3: Rent-free period and delivery of the lease item

Rent-free period is / days, which starts from / to / . The lease commencement date is the day following the end of the rent-free period. Rent will start to be charged from / . During the rent-free period, only the plant rent is free, incidental charges and basic electricity charges are unavoidable.

2. Within the date of signing this lease contract, Party A shall deliver the leased property to Party B for use ”as is,” and Party B agrees to take the leased property and facilities ”as is.”

Article 4: Fees related to the lease of the plant

(I) Rent

1. The plant rent is RMB23,636 per month. In total, the monthly rent payable by Party B shall be RMB23,636.

The rent and miscellaneous charges of the plant shall be increased in one period every year at a rate of 8% (rent, water, and electricity are not including tax). Party B shall be responsible for the lease management tax. Party B shall pay the rent and water and electricity charges of the previous month to Party A before the fifth day of each month. In case of late payment of rent, Party B shall pay Party A a late fee, the amount of which shall be: days in arrears multiplied by 3% of the total amount of rent paid. If the late fee is not paid in full by the 10th of the current month, Party A shall have the right to take power cut, water cut off and other effective measures against Party B, and Party B shall bear all economic losses caused thereby. According to relevant regulations of the P.R.C. and Dongguan City, all the fees payable for the signing of this Agreement, excluding stamp duty, registration fee, notary fee and other relevant taxes and fees, shall be borne by Party B.

(II) Lease security deposit

1. As stipulated in this contract, Party B shall pay Party A RMB70,908, which equals to the total rent of three months in advance as the rental deposit, and the rent of the first month RMB / yuan, for a total amount of RMB70,908.

(III) Electricity and water

1.The electrical equipment shall be installed by Party A in the public power distribution room of the industrial zone, and the power supply from the power distribution room to the factory shall be maintained and installed by Party B at its own expense. The transformer power standard of this industrial area shall be used by the industrial park in accordance with the general industrial power standard. The basic power consumption of Party B provided by Party A in this contract shall be 200 kVA. If the power supply equipment is damaged due to excessive use by Party B, Party B shall bear all the responsibilities. Party A and Party B agree that Party A shall be responsible for applying for the procedures of power supply expansion, and Party B shall bear all the expenses required for the process of power supply expansion (our company shall adjust the water and electricity charges accordingly in case of adjustment by national government departments). Party A shall collect water and electricity on behalf of Party B, and Party B shall pay the water and electricity charges to Party A every month according to the consumption specified in Party B's submeters. The water charges shall be RMB6 per cubic meters, and the basic electricity charges shall be charged according to the price determined by the government in the list of electricity sales prices.

2. Party B shall pay to Party A RMB2,000 as plant septic tank cleaning fee.

3. Party B shall pay to Party A RMB1,000 as maintenance fees of plant and firefighting facilities.

(IV) Time limit for payment

Party B shall pay the amount of term (II) before June 10th, 2024. If Party B fails to pay the aforesaid amount, Party A shall have the right to take back the Lease Item and shall not refund the fee paid by Party B in the earlier period. Upon the expiration of this contract, Party B shall pay off all the payable fees and return the building in good condition to Party A, and Party A shall return all kinds of rental deposit to Party B without interest. If Party B violates the relevant regulations of national fire safety production, violates the provisions of this contract or violates the provisions of laws and regulations during the term of this contract and terminates the contract in advance, such payment shall not be returned to Party B. In addition, Party B shall pay three months 'rent to Party A as liquidated damages. As an equal liability, if Party A violates laws or administrative regulations and Party B is unable to continue the lease during the lease term, Party A shall return all kinds of deposit paid by Party B and compensate Party B for three months 'rent as liquidated damages.

Article 5: Fire safety

1. During the lease term, Party B shall strictly abide by the relevant provisions of the Fire Control Regulations of the People's Republic of China and actively cooperate with Party A in fire control work; otherwise, all responsibilities and losses arising therefrom shall be borne by Party B.

2. Party B shall furnish fire extinguishers in the lease property according to relevant regulations and shall not use the firefighting facilities in the building for other purposes.

3. Within the validity of the Contract, Party B shall be responsible for the management of safety and fire control equipment and facilities within the scope of the plant.

If Party B sends security guards to the factory after work, the security guards shall not set up kitchens in the factory to cook or make beds for sleeping; If Party B has employee dormitories in the factory, it shall not use gas, kerosene stove, high-power (rice cooker, electric wok, electric wire, etc.) or pull or connect wires at random in the dormitories. Employees shall obtain permission to use water heaters. The manufacturer shall install water heaters uniformly and take safety measures. Party B shall be liable for fire, inspection and punishment by government departments and all other losses caused by Party B's improper management. Party B shall also be liable for all losses caused by Party A or any other third party.

4. If Party A sets up staff canteen in the industrial area, Party A shall arrange and manage the staff card (ticket) and cash dining in a unified manner. Party B shall not set up another staff canteen to prevent fire safety hazards. Party B shall do a good job of safety, security, firefighting and environmental protection in strict accordance with the relevant government departments, strictly prevent the occurrence of liability accidents, and shall be equipped with enough fire extinguishers and full-time safety management personnel (safety director) in accordance with the fire safety regulations, and establish fire control system files and safety management systems.

5. The plant leased by Party A can carry a load of 300kg/square meter. If Party B overloads the plant and uses it, Party B shall be fully responsible for all losses and bear all economic losses.

Article 6: Repair and maintenance of special facilities and sites

1.Party B shall be responsible for proper use and maintenance of the appendages of the lease property and shall promptly eliminate all possible faults and dangers to avoid all possible safety hazards and accidents.

2. Party B shall take good care of the lease item during the lease term. If the lease item is damaged due to improper use by Party B, Party B shall repair the lease item at Party B's expense. The lease item leased by Party B shall be maintained by Party A for a period of one year, calculated from the date of signing this contract.

Article 7: Property management

1. Without written consent of Party A, Party B shall not sublease or transfer the lease item to any third party, otherwise Party B shall be deemed to have breached the contract.

2. When using the lease item, Party B shall comply with the laws and regulations of the People's Republic of China, the municipal regulations and Party A's provisions on property management of the lease item. Party B shall be liable for any violation. If Party B's violation of the above provisions affects the normal operation of other users around the building, Party B shall be liable for any losses caused.

3. Party B shall be liable for labor disputes, labor management, social security, family planning, public security, taxation, industry and commerce, customs, security, environmental protection, fire protection, power supply, insurance and other liability issues or losses caused to any third party arising from Party B's use of the property for production and operation, and shall have nothing to do with Party A. If Party A is responsible for handling the matter, all the handling expenses shall be borne by Party B. If other factories are involved, the expenses shall be shared equally by the factories involved. If Party B fails to pay its employees one month's wages, Party A shall have the right to stop Party B from moving any goods and equipment out of the leased area hereunder until Party B solves the default, after which Party B can resume normal shipment. (If some employees violate company discipline, Party A shall assist Party B in handling the case)

4. Party B shall obtain the consent of Party A before installing billboards.

5. During the lease term, Party B is the actual manager of the property, and all safety accidents occurring in the property shall be borne by Party B and have nothing to do with Party A, including but not limited to throwing objects at high altitude, improper use of water and electricity, and falling in the property, which may cause personal injury or death to Party B and its cohabitants.

6. Party A shall have the right to change the information of the designated collection account but shall notify Party B in writing before such change, and Party B shall cooperate upon receipt of such notice.

Article 8: Related taxes, rights and debts

1. During the term hereof, Party B shall be an enterprise operating and accounting independently and responsible for its own profits and losses. Party A and Party B shall have a lease relationship only. Party B shall be responsible for all bonds and debts, disputes over labor relations, etc., arising during the term of operation of the enterprise.

2. All taxes and miscellaneous expenses (lease tax, water conservancy fee, electricity fee, water fee, etc.) incurred by Party B during the business period shall be borne by Party B and shall be paid on time and in number.

3. If Party B fails to pay wages to workers during the operation period, Party A shall have the right to take corresponding measures (detention of Party B's production equipment and property, etc.) to assist in resolving labor disputes.

Article 9: Decoration clause

1. Before Party B's decoration company enters the site, the decoration company shall pay no less than RMB10,000 as the decoration deposit. After the decoration is completed, the full deposit shall be refunded in full without interest provided that the facilities of the plant zone are not damaged, and the garbage is cleaned up.

2. It is strictly forbidden to pile up or throw construction waste to public places such as outside the windows, balconies, aisles and rooftops; It is strictly prohibited to pour paint, glue, paint, etc., into the sewer; It is strictly prohibited for domestic sewage to be discharged from the rainwater pipes. Once found, Party B shall be fined, and all losses caused by sewer blockage shall be compensated by Party B. The freight for cleaning up domestic garbage does not include the freight for cleaning up industrial garbage.

3. If Party B fails to enter the premises for decoration within 15 days from the date of decoration. Party A may regard Party B as giving up the lease right and Party A may lease the premises separately, which has nothing to do with Party B. The rental deposit and other fees paid by Party B will not be refunded.

4. Party B shall be responsible for any personal accident or property loss caused by Party B during the decoration process, and Party A may seek compensation from Party B for any loss caused by Party B.

Article 10: Liability for breach of contract

1. If Party B fails to pay the rent on time, a penalty of 3% shall be levied on the basis of the rent payable each day. If the overdue fee is not paid in full for more than 15 days, Party A shall have the right to take power cut, water cut off and other effective measures against Party B. All economic losses caused thereby shall be borne by Party B.

2. If Party B violates this Contract and rescinds the lease in the middle of the lease term, Party A does not need to return the deposit paid by Party B, and Party B shall compensate Party A for 3 months’ rent in one lump sum.

3. If Party B commits any of the following acts, Party A shall have the right to unilaterally rescind the Contract, recover the lease item, confiscate or recover the deposit from Party B and recover the arrears of payment from Party B, and shall not be liable for any economic losses caused by Party B. Party B shall return the lease item to Party A in good condition within 5 days upon receipt of the notice from Party A. In case of delay in returning the lease item, Party B shall be charged double the rent from the date of delay, and Party A shall have the right to take all necessary measures to directly recover the lease item.

(1) If Party B fails to pay the rent or deposit in full and on time (more than 15 days overdue) after the signing of this Contract due to reasons such as the lease item or the current condition of the lease item not meeting the requirements, market environment, policy changes, the validity of the contract, etc., or requests by Party B to withdraw the lease, terminate the contract, or claim that the Contract is invalid for the aforementioned reasons;

(2) failure to pay the rent on time;

(3) defaulting on workers' wages, rent, water and electricity charges;

(4) Without written consent of Party A, arbitrarily alter the main body and load-bearing structure of the lease item or the extension or exterior wall or platform structure;

(5) changing the business use of the leased lease item without Party A's written consent;

(6) Party B shall not sublet or sublease the leased property; If Party B wants to sublease, Party A’s written consent is required.

(7) Failure to return the lease item to Party A on time.

(8) Party B or a third party engages in projects prohibited by national laws and administrative regulations in the leased property.

(9) During the term of the lease, Party B goes through the procedures of business suspension, closure, bankruptcy, receivership, liquidation, dissolution, etc., which results in rent arrears for more than one month, unless the business is suspended for comprehensive installation and repair.

(10) Party B has any other breach-of-contract conducts and fails to correct it after being urged by Party A.

4. If any party breaches the contract and causes losses to the non-breaching Party, the non-breaching Party shall have the right to claim compensation for all losses arising therefrom. The term "loss" referred to herein shall include but not be limited to the economic losses suffered by the non-breaching party as a result, the expected loss of profits and the expenses paid by the non-breaching party for the settlement of the matter (including attorney's fees, arbitration fees, legal costs, travel expenses, notary fee, appraisal fee, bulletin fee, materials fee, survey fee, evaluation fee, third party claim fee, etc.

Article 11: Termination of the contract

1. Under any of the following circumstances, Party A may unilaterally terminate Party B's lease contract at any time, Party B should compensate Party A for three months’ rent and Party B’s investments in all the equipment and facilities under the lease shall be owned by Party A free of charge, and Party A shall not refund all kinds of deposit paid by Party B:

(1) If Party B does not pay the rent for one month or the accumulated arrears of various expenses to Party A reach the standard of one month's rent.

(2) The labor department intervenes to deal with the behavior of Party B's evasion of unpaid wages.

(3) The department of industry and commerce and relevant governmental and judicial departments shall seal up Party B's property.

(4) During the lease term, Party B shall have the obligation and responsibility to keep the lease contract confidential and shall not disclose it to any third party or any owner of the plant zone.

(5) Party B engages in illegal activities during the lease term.

2. During the lease term, Party B shall not terminate the Contract without the consent of Party A or permitted by law. If Party B really needs to terminate the Contract during the lease period, it shall sign the Lease Cancellation Agreement with Party A at least two months before the contract is completed. All kinds of deposit paid by Party B shall not be refunded, and Party B shall pay three months’ rent to Party A and the rent-free period then granted by Party A to Party B as liquidated damages. If it is not enough to make up for the loss, Party A may request Party B to make compensation separately. As an equal responsibility, if Party A breaches the contract and terminates the lease in advance, Party A shall not only refund the deposit paid by Party B, but also pay three months 'rent to Party B as compensation.

3. If this Contract is terminated in advance or the lease term expires, and Party A and Party B fail to reach a lease renewal agreement, Party B shall move out of the lease item and return it to Party A on the date of termination or the date of expiration of the lease term. In addition, Party B shall clean up the lease item. If Party B fails to clean up the sundries when returning the lease item, Party B shall be responsible for all expenses incurred by Party A for cleaning up the sundries. If Party B fails to move out or return the lease item within the time limit, it shall pay Party A double rent. Party A shall have the right to notify Party B in writing, take back the lease item, and forcibly move the items in the leased site away from the lease item, and shall not be liable for keeping or compensating for the corresponding losses.

4. If Party B still fails to pay the outstanding amount within the notified time limit by Party A, Party A shall have the right to auction or sell the assets, machinery and equipment retained by Party B in the Industrial Park without notifying Party B, and the sale fee shall be used to repay all the arrears due to the lease. If such payment is insufficient, Party A shall have the right to claim for damages.

5. If Party B needs to renew or terminate the lease when it expires, Party B shall give a written notice to Party A two months in advance.

6. If Party B moves machines and equipment out of the Factory during the term hereof, Party A may regard it as Party B's unilateral termination of the Contract and Party A has the right to prevent Party B from moving the factory.

7. Upon expiration of the Contract, the immovable property (including water supply, power supply and decoration facilities) shall be owned by Party A and the movable property shall be owned by Party B. Party A may require Party B to demolish or restore the fixed decoration which Party A believes is of no use value, as well as Party B's reconstruction or damage to the original structure.

8. In case of government demolition and land acquisition, Party B shall voluntarily give up the decoration compensation, which shall belong to Party A.

Article 12: Disclaimer clause

1. If Party A is unable to continue to perform this Contract due to the modification of government laws and regulations on leasing, Clause (2) of this Article shall apply.

2. If Party A sells the above plant, dormitory, etc., Party A shall notify Party B in writing 15 days in advance. Under the same conditions, Party B has the right of preemption. If the contract needs to be terminated due to the sale, Party A shall notify Party B half a year in advance and return the deposit to Party B without interest.

3. In case any Party fails to perform the Contract due to serious natural disaster, war or other unforeseeable force majeure whose occurrence and consequences cannot be prevented or avoided, the party affected by the force majeure shall be exempt from liability.

4. Party B knows that Party A does not have the red copy, real estate certificate, red line drawing, construction permit and other materials

5. In view of Party B's comprehensive and in-depth understanding of the lease item, Party B is still willing to lease the lease Item. For this purpose, both parties shall perform this contract in good faith. After signing this Contract, Party B shall not, in violation of the principle of good faith, claim that this Contract is invalid or propose to rescind this Contract on the grounds that the lease item has not obtained complete ownership certificate documents, planning and construction application materials, fire control project inspection and acceptance, etc. In case of termination of rights and obligations hereunder due to such cause, both parties agree to handle subsequent matters according to the following plan: Party B shall pay an additional three months’ rent as compensation for Party A's expected loss of rental income, and the occupancy fee during the lease term shall be settled according to the rent standard agreed herein to the date on which Party B actually moves out. The deposit paid by Party B shall not be refunded, and Party A shall not bear any possible losses arising from Party B's decoration, installation and equipment. The parties hereto confirm this agreement as the settlement and liquidation clause stipulated in Article 567 of the Civil Code.

6. No rental to hazardous industries such as washing water, electroplating, flammable sponges, etc. If the on-site business development personnel introduce customers in those industries, all their behavior has nothing to do with the Company.

Article 13: Dispute resolution and communication terms

1. Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, a lawsuit may be filed with the People's Court having jurisdiction in the place where Party A is located.

2. Any documents, notices and other communications sent by Party A and Party B in connection with this Contract shall be in writing. In the case of direct service, the date of receipt by the other party shall be the date of service.

3. The following address and telephone number shall be the valid contact person of both parties:

Party A: Dongguan Xinchengyuan Property Management Co., Ltd.

Address: Room 108, No. 6 Fifth Street, Yinsha Road, Shabian, Chang'an Town, Dongguan

Tel: []

Contact person: Liang Hui

Party B: Shenzhen Semidux Technologies Limited

Address: Room 2601-2607 Holdfound Sky Plaza, No. 11008 Beihuan Avenue, Nanshan District, Shenzhen

Tel: []

Contact Person: He Qiuhong

Article 14: Other provisions

1. For matters not covered herein, a supplementary agreement may be entered into by both parties upon mutual agreement. This agreement is made in two originals, with Party A holding one copy and Party B holding one copy. This Contract shall come into force upon being signed and sealed by both parties and receipt of the lease deposit paid by Party B.

2. Announcement, terms and conditions: If both parties have no objection to the above terms and conditions and have an accurate understanding of the legal meaning of the terms and conditions relating to the rights, obligations and responsibilities of the parties, the lease contract shall be formally signed after confirmation by both parties.

Party A (seal): Xinchengyuan Property Management Co., Ltd.

Signing representative (signature): /s/ Liang Hui

Signing date: June 1st, 2024

Party B (seal): Shenzhen Semidux Technologies Limited

Signing representative (signature) : /s/ Zhang Shaofen

Signing date: June 1st, 2024